SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

 October 20, 2004
Date of Report
(Date of Earliest Event Reported)

 SONOSITE, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	0-23791	91-1405022
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

21919 30th Drive S.E., Bothell, Washington 98021-3904
(Address of Principal Executive Offices)   (Zip Code)

 (425) 951-1200
(Registrant's Telephone Number, Including Area Code)

 None
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 unde4r the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

Item 1.01

Entry into a Material Definitive Agreement

     As previously reported by SonoSite, Inc. ("SonoSite") in a press release dated August 11, 2004, SonoSite entered into a multi-year agreement with Boston Scientific Corporation ("Boston Scientific") on August 4, 2004, under which Boston Scientific's Oncology Division will serve as the exclusive distributor of SonoSite's iLook (R) ultrasound systems for select U.S. vascular access and interventional markets.   Under the terms of the agreement, Boston Scientific would begin distribution upon completion of transfer of sub-distribution rights of an aggregate of at least 75% of the hospital purchasing organizations pursuant to SonoSite's contracts with hospital purchasing organizations.  On October 20, 2004, SonoSite satisfied this required approval threshold for Boston Scientific to begin marketing and sales activities as an authorized distributor of the product.

      The agreement covers U.S. distribution of SonoSite's iLook 15 and iLook 25 hand-carried ultrasound systems for the guidance of medical procedures such as placement of intravenous catheters, ports and other long-dwelling implants for interventional radiology, nephrology, oncology and general/vascular surgery applications.  The agreement extends through 2008 with the option for renewal.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, SonoSite, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOSITE, INC.

Dated:	October 22, 2004	By:	/s/ MICHAEL J. SCHUH

Michael J. Schuh Chief Financial Officer